UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2018

CALAMP CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-12182	95-3647070
(Commission file number)	(IRS Employer Identification Number)

15635 Alton Parkway, Suite 250, Irvine, CA 92618

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 600-5600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Indenture and Notes

On July 17, 2018, CalAmp Corp. (the “Company”) agreed to sell to Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Jefferies LLC as representatives (the “Representatives”) of the several initial purchasers (the “Initial Purchasers”), and the Initial Purchasers agreed to purchase from the Company, $200,000,000 aggregate principal amount of the Company’s 2.00% Convertible Senior Notes due 2025 (the “notes”), pursuant to a purchase agreement (the “Purchase Agreement”) between the Company and the Representatives. The Company also granted the Initial Purchasers an option to purchase, from the Company, up to an additional $30,000,000 aggregate principal amount of notes pursuant to the Purchase Agreement. The Initial Purchasers fully exercised this option on July 19, 2018. The issuance of the notes was consummated on July 20, 2018.

The notes were offered in a private placement conducted pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the notes and any shares of the Company’s common stock issuable upon conversion thereof have not been registered under the Securities Act or any applicable state securities laws, and the notes and any such shares may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and any applicable state securities laws. This report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The notes were issued pursuant to, and are governed by, an Indenture, dated June 20, 2018, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

The notes bear interest at a rate of 2.00% per annum on the principal amount thereof, payable semi-annually in arrears on February 1 and August 1 of each year, beginning on February 1, 2019, to the noteholders of record of the notes as of the close of business on the immediately preceding January 15 and July 15, respectively. The notes will mature on August 1, 2025, unless earlier redeemed or repurchased by the Company or converted.

The notes are the senior, unsecured obligations of the Company and are equal in right of payment with the Company’s existing and future senior, unsecured indebtedness, senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated to the notes and effectively subordinated to the Company’s existing and future senior, secured indebtedness, to the extent of the value of the collateral securing that indebtedness. The notes will be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries.

Holders may convert their notes at their option in the following circumstances:

•	during any calendar quarter commencing after the calendar quarter ending on December 31, 2018, if the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price for each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter;

•	during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of the Company’s common stock on such trading day and the conversion rate on such trading day;

•	upon the occurrence of certain corporate events or distributions on the Company’s common stock, as provided in the Indenture;

•	if the Company call such notes for redemption; and

•	at any time from, and including, February 1, 2025 until the close of business on the second scheduled trading day immediately before the maturity date.

The initial conversion rate for the notes will be 32.5256 shares of the Company’s common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $30.75 per share of the Company’s common stock, and is subject to adjustment upon the occurrence of certain specified events as set forth in the Indenture. Upon conversion, the Company will pay or deliver, as applicable, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election.

Upon the occurrence of a “make-whole fundamental change” (as defined in the Indenture), the Company will in certain circumstances increase the conversion rate for a specified period of time.

In addition, upon the occurrence of a “fundamental change” (as defined in the Indenture), holders of the notes may require the Company to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any.

The events of default, as set forth in the Indenture, include (i) default by the Company in the payment when due (whether at maturity, upon redemption or repurchase upon fundamental change or otherwise) of the principal of, or the redemption price or fundamental change repurchase price for, any notes, (ii) default by the Company for 30 consecutive days in the payment when due of interest on any note, (iii) failure by the Company to deliver, when required by the Indenture, a fundamental change notice, if such failure is not cured within five days after its occurrence, or a notice of certain corporate events as provided in the Indenture, (iv) default by the Company in its obligations to convert a note in accordance with the Indenture upon the exercise of the conversion right with respect thereto, if such default is not cured within three days after its occurrence, (v) default by the Company in its obligations under the Indenture in respect of certain consolidation, merger and asset sale transactions, (vi) default by the Company in its other obligations or agreements under the Indenture or the notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture, (vii) certain defaults by the Company or any of its subsidiaries with respect to indebtedness for borrowed money of at least $10,000,000, (viii) entry of judgments against the Company or any of its subsidiaries for the payment of at least $15,000,000 where such judgments are not waived, paid, discharged or stayed within 60 days after the date on which the right to appeal has expired or on which all rights to appeal have been extinguished, and (ix) certain events of bankruptcy, insolvency and reorganization involving the Company or any of its significant subsidiaries, as defined in the Indenture.

If an event of default involving bankruptcy, insolvency or reorganization events with respect to the Company occurs, then the principal amount of, and all accrued and unpaid interest on, all of the notes then outstanding will immediately become due and payable without any notice or notice by any person. If any other event of default occurs and is continuing, either the Trustee, by notice to the Company, or the holders of at least 25% of the aggregate principal amount of the notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the notes then outstanding to become due and payable immediately. Notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the holders of the notes to receive special interest on the notes for up to 180 days.

Capped Call Transactions

In connection with the pricing of the notes on July 17, 2018, the Company entered into privately negotiated Capped Call transactions (together, the “Base Capped Call Transactions”) with Nomura Global Financial Products, Inc., Jefferies International Limited, Deutsche Bank AG, London Branch and Goldman Sachs & Co. LLC (together, the “Option Counterparties”). In addition, on July 19, 2018, the Company entered into additional Capped Call transactions (the “Additional Capped Call Transactions,” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”) with each of the Option Counterparties. The Capped Call Transactions cover, subject to customary anti-dilution adjustments, the aggregate number of shares of the Company’s common stock that initially underlie the notes, and are expected generally to reduce potential dilution to the Company’s common stock upon any conversion of notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap, based on the cap price of the Capped Call Transactions. The cap price of the Capped Call Transactions is initially $41.3875, which represents a premium of about 75% over the last reported sale price of the Company’s common stock on July 17, 2018. The cost of the Capped Call Transactions was approximately $21.2 million.

The Capped Call Transactions are separate transactions, in each case entered into between the Company and the respective Option Counterparty and are not part of the terms of the notes and will not affect any holder’s rights under the notes. Holders of the notes will not have any rights with respect to the Capped Call Transactions.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under the heading Indenture and notes in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth under the heading Indenture and notes in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The notes were issued to the Initial Purchasers in reliance upon Section 4(a)(2) of the Securities Act in transactions not involving any public offering. The notes were resold by the Initial Purchasers to persons whom the Initial Purchasers reasonably believe are “qualified institutional buyers” in accordance with Rule 144A under the Securities Act. Any shares of the Company’s common stock that may be issued upon conversion of the notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Initially, a maximum of 9,725,136 shares of the Company’s common stock may be issued upon conversion of the notes, based on the initial maximum conversion rate of 42.2832 shares of common stock per $1,000 principal amount of notes, which is subject to customary anti-dilution adjustment provisions.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

4.1	Indenture, dated July 20, 2018, between CalAmp Corp. and The Bank of New York Mellon Trust Company, N.A.

4.2	Form of 2.00% Convertible Senior Notes due August 1, 2025 (included as Exhibit A to Exhibit 4.1)

10.1	Confirmation of Base Call Option Transaction, dated July 17, 2018, between CalAmp Corp. and Nomura Global Financial Products, Inc.

10.2	Confirmation of Base Call Option Transaction, dated July 17, 2018, between CalAmp Corp. and Jefferies International Limited.

10.3	Confirmation of Base Call Option Transaction, dated July 17, 2018, between CalAmp Corp. and Deutsche Bank AG, London Branch.

10.4	Confirmation of Base Call Option Transaction, dated July 17, 2018, between CalAmp Corp. and Goldman Sachs & Co. LLC

10.5	Confirmation of Additional Base Call Option Transaction, dated July 19, 2018, between CalAmp Corp. and Nomura Global Financial Products, Inc.

10.6	Confirmation of Additional Base Call Option Transaction, dated July 19, 2018, between CalAmp Corp. and Jefferies International Limited.

10.7	Confirmation of Additional Base Call Option Transaction, dated July 19, 2018, between CalAmp Corp. and Deutsche Bank AG, London Branch.

10.8	Confirmation of Additional Base Call Option Transaction, dated July 19, 2018, between CalAmp Corp. and Goldman Sachs & Co. LLC

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAMP CORP. Registrant

By:	/s/ Kurtis J. Binder
Kurtis J. Binder
Executive Vice President and Chief Financial Officer

Dated: July 20, 2018